ANCHIN, BLOCK & ANCHIN LLP
Accountants and Consultants

1375 Broadway
New York, NY  10018
(212) 840-3456
FAX (212) 840-7066




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Post-effective Amendment No. 3 to Registration Statement No. 333-125921 of Robeco-Sage Multi-Strategy Fund, L.L.C. on Form N-2 of our report dated May 21, 2007. We also consent to the reference to us under the caption "Independent Registered Public Accounting Firm" in the Prospectus.



                                               ANCHIN, BLOCK & ANCHIN LLP



New York, New York
June 1, 2007



















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